Exhibit 10.14

THIRD AMENDMENT AND WAIVER TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT AND WAIVER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 17, 2017 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors” and together with the Borrowers, the “Obligors”), the “Lenders” party to the Loan Agreement referenced below (“Lenders”), and BANK OF AMERICA, N.A., in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 21, 2015, as amended by that certain Amendment to Amended and Restated Loan and Security Agreement dated as of December 10, 2015, and as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of May 24, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Obligors have previously advised Agent that Obligors require additional time to deliver the projections of Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for Fiscal Year 2017 (the “2017 Projections”); and

WHEREAS, Borrowers, Guarantors, Lenders and Agent desire to amend certain provisions of the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Loan Agreement is hereby amended as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Agreement to Extend Delivery Date for 2017 Projections.  Subject to the satisfaction of the terms and conditions set forth in this Amendment, the Agent and Lenders hereby (a) waive the requirements pursuant to clause (f) of Section 10.1.2 of the Loan Agreement that Obligors deliver the 2017 Projections no later than 30 days prior to the end of Fiscal Year 2016, and (b) agree that the date for delivery by Obligors of the 2017 Projections shall be extended to March 1, 2017.  Obligors hereby expressly acknowledge and agree that (i) not later than March 1, 2017, the Obligors shall cause to be delivered to the Agent the 2017 Projections and (ii) in the event the Agent fails to receive the 2017 Projections on or before March 1, 2017, such failure shall constitute an Event of Default under the Loan Agreement.  The parties agree that (a) the foregoing waiver is limited solely to the Obligors’ obligation pursuant to clause (f) of Section 10.1.2 of the Loan Agreement to deliver the 2017 Projections no later than 30 days prior to the end of Fiscal Year 2016 and (b) that nothing herein shall be construed as a waiver of any other provision of the Loan Agreement.

3.                                      Amendments to Section 1.1 of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)                                 The definition of “Availability” is hereby amended and restated in its entirety, as follows:

“Availability: at any time, (a) the lesser of (i) the aggregate Revolver Commitments at such time and (ii) the Revolver Borrowing Base, at such time minus (b) the Revolver Exposure at such time.  Notwithstanding the foregoing, solely for purposes of determining whether a Cash Dominion Period is in effect, Availability shall be increased by the amount of the FILO Reserve in effect at such time.”

(b)                                 The definition of “Availability Reserve” is hereby amended by deleting the word “and” following the end of clause (i), relabeling clause “(j)” as clause “(k)”, and inserting a new clause (j) as follows:

“(j) the FILO Reserve; and”

(c)                                  The definition of “Eligible Account” is hereby amended by deleting clause (e) of such definition in its entirety and replacing such clause with the following:

“(e) with respect to any Account owing by the Amazon Companies, when aggregated with other Accounts owing by Amazon.com, Inc., it exceeds 35% of the aggregate Eligible Accounts, provided, however, that if, at any time, the corporate credit rating of Amazon.com, Inc. falls below “BBB-” (by S&P or Fitch) or “Baa3” (by Moody’s), the Agent shall have the right, in its sole discretion to decrease such maximum percentage (provided further, that only the amount of Accounts in excess of the percentage set forth in this clause (e) (or such lower percentage as shall be specified by Agent in accordance with the foregoing proviso) shall be deemed ineligible under this clause (e));”

(d)                                 The definition of “Eligible Account” is hereby amended by deleting clause (i) of such definition in its entirety and replacing such clause with the following:

“(i) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof), provided, that, the foregoing ineligibility shall not apply to the Permitted Contra Accounts in an amount up to the Permitted Contra Amount;”

(e)                                  The definition of “EBITDA” is hereby amended by deleting clause (b)(xii) of such definition in its entirety and replacing such clause with the following:

“(xii) (1) solely with respect to the calculation of the Fixed Charge Coverage Ratio and the Leverage Ratio pursuant to Section 10.3.1 and 10.3.2, respectively, hereof, fees and expenses of advisors and independent consultants retained by Obligors in connection with the Former Management Litigation; provided, that the aggregate amount of such fees and expenses added back to EBITDA pursuant to this clause (b)(xii) shall not exceed (A) $3,500,000 in the aggregate for the period of four consecutive Fiscal Quarters ending October 1, 2016, (B) $2,500,000 in the aggregate for the period of four consecutive Fiscal Quarters ending December 31, 2016, and (C) $1,250,000 in the aggregate for the period of four consecutive Fiscal Quarters ending April 1, 2017; and (2) without duplication to the foregoing clause (1), fees and expenses of advisors and independent consultants retained by Obligors and approved by Agent in its Permitted Discretion, provided, that the aggregate amount of such fees and expenses added back to EBITDA pursuant to this clause (2) shall not exceed $250,000 during any Fiscal Quarter;”

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(f)                                   The definition of “EBITDA” is hereby amended by deleting the word “and” following the end of clause (b)(xvii), relabeling clause “(b)(xviii)” as clause “(b)(xx)”, and inserting new clauses (b)(xviii) and (b)(xix) as follows:

“(xviii) solely with respect to the calculation of the Fixed Charge Coverage Ratio and the Leverage Ratio pursuant to Section 10.3.1 and 10.3.2, respectively, hereof, charges incurred in connection with Borrower exiting certain “Born Free” product lines during the 2016 Fiscal Year; provided, that the aggregate amount of such charges added back to EBITDA pursuant to this clause (b)(xviii) shall not exceed (A) $795,000 in the aggregate for the period of four consecutive Fiscal Quarters ending April 1, 2017, (B) $445,000 in the aggregate for the period of four consecutive Fiscal Quarters ending July 1, 2017, (C) $236,000 in the aggregate for the period of four consecutive Fiscal Quarters ending September 30, 2017, and (D) zero in the aggregate for the period of four consecutive Fiscal Quarters ending December 30, 2017;

(xix) solely with respect to the calculation of the Fixed Charge Coverage Ratio and the Leverage Ratio pursuant to Section 10.3.1 and 10.3.2, respectively, hereof, cash payments of bonus compensation made to officers and/or employees of the Obligors; provided, that the aggregate amount of such bonus payments added back to EBITDA pursuant to this clause (b)(xix) shall not exceed $550,000 in the aggregate for the period of four consecutive Fiscal Quarters ending December 30, 2017; and”

(g)                                  The definition of “Fixed Charges” is hereby amended and restated in its entirety, as follows:

“Fixed Charges: the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money (including, without limitation, the Term Loans, but excluding the Revolver Loans unless such principal payment of the Revolver Loans is accompanied by a permanent reduction in the Revolver Commitments and excluding the FILO Loans unless such principal payment of the FILO Loans is accompanied by a permanent reduction in the FILO Commitments), and Distributions made.  Notwithstanding the foregoing, any principal payments made in connection with the first three (3) scheduled reductions to the Aggregate FILO Commitment Amount as provided for in the definition of “Aggregate FILO Commitment Amount” in Section 1.1 shall not constitute “Fixed Charges” for purposes hereof.”

(h)                                 The following new defined terms are hereby inserted in Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“FILO Reserve: $1,250,000, provided, that such amount shall be reduced to zero at such time as the principal payment in connection with the scheduled permanent reduction to the Aggregate FILO Commitment Amount to occur on October 21, 2017 is made.

Permitted Contra Accounts: any Accounts owing from ANA Global or Norco Plastics.

Permitted Contra Amount: with respect to any Permitted Contra Accounts, an aggregate amount equal to $500,000 with respect to all such Accounts, provided, that, the Permitted Contra Amount shall be reduced to zero on June 30, 2017.”

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4.                                      Amendments to Section 10.1.2(j) of the Loan Agreement.  Section 10.1.2(j) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

“(j)                              Reserved.”

5.                                      Amendment to Section 10.3.2 of the Loan Agreement.  Section 10.3.2 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

“10.3.2                                Maximum Leverage Ratio.  As of the end of each Fiscal Quarter, maintain a Leverage Ratio of not greater than the ratio set forth below opposite such Fiscal Quarter:

Four Fiscal Quarters Ending	Maximum Leverage Ratio
December 31, 2016	5.25 to 1.00
April 1, 2017	5.50 to 1.00
July 1, 2017	5.50 to 1.00
September 30, 2017	5.50 to 1.00
December 30, 2017	5.00 to 1.00
April 1, 2018 and thereafter	3.75 to 1.00

6.                                      No Default; Representations and Warranties, Etc.  Obligors hereby represent, warrant and confirm that: (a) all representations and warranties of Obligors in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by Obligors of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of Obligors (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Obligor or any term or provision of any material indenture, agreement or other instrument binding on any Obligor or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

7.                                      Ratification and Confirmation.  Obligors hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.  Without limiting the generality of the foregoing, Obligors hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and Obligors hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

8.                                      Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent:

(a)                                 Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders and Obligors.

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(b)                                 Borrowers shall have paid to Agent, for the account of each Lender (including Bank of America, N.A., in its capacity as a Lender) that executes and delivers to Agent by 3:00 p.m. New York City time on February    , 2017 a counterpart to this Amendment (each such Lender, an “Approving Lender”), an amendment fee in an amount equal to 12.5 basis points multiplied by such Approving Lender’s Commitment.

(c)                                  Borrowers shall have paid all other fees and amounts due and payable to Agent and its legal counsel in connection with the Loan Agreement, this Amendment and the other Loan Documents, including, (i) the fees payable pursuant to that certain Amendment Fee Letter dated as of the date hereof between Borrowers and Agent, and (ii) to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by Borrowers under the Loan Agreement.

9.                                      Miscellaneous.

(a)                                 Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.

(b)                                 This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)                                  Borrowers shall reimburse Agent for, or pay directly, all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and expenses of Agent’s legal counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents, within 30 days of Borrowers’ receipt of invoices (in reasonably sufficient detail) setting forth such costs and expenses.

(d)                                 This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ Mark Messner
Name:	Mark Messner
Title:	CEO

SUMMER INFANT (USA), INC.

By:	/s/ Mark Messner
Name:	Mark Messner
Title:	CEO

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ Mark Messner
Name:	Mark Messner
Title:	CEO

SUMMER INFANT EUROPE LIMITED

By:	/s/ Mark Messner
Name:	Mark Messner
Title:	CEO

[Signature Page to Third Amendment and Waiver to Amended and Restated Loan and Security Agreement]

AGENT

BANK OF AMERICA, N.A., as Agent

By	/s/ Cynthia G. Stannard
Name: Cynthia G. Stannard
Title: Senior Vice President

[Signature Page to Third Amendment and Waiver to Amended and Restated Loan and Security Agreement]

LENDER

BANK OF AMERICA, N.A., as Lender

By	/s/ Cynthia G. Stannard
Name: Cynthia G. Stannard
Title: Senior Vice President

[Signature Page to Third Amendment and Waiver to Amended and Restated Loan and Security Agreement]

LENDER

CITIZENS BUSINESS CAPITAL,
A DIVISION OF CITIZENS ASSET FINANCE, INC.,
as Lender

By	/s/ Peter Velle
Name: Peter Velle
Title: VP

[Signature Page to Third Amendment and Waiver to Amended and Restated Loan and Security Agreement]

LENDER

KEYBANK NATIONAL ASSOCIATION, as Lender

By	/s/ Peter Drooff, VP
Name: Peter Drooff
Title: Vice President

[Signature Page to Third Amendment and Waiver to Amended and Restated Loan and Security Agreement]